SIXTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

        THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of this 30th day of June, 2005, among PSS World Medical, Inc., a Florida corporation (“PSS”), Gulf South Medical Supply, Inc., a Delaware corporation (“Gulf South”), Physician Sales & Service Limited Partnership, a Florida limited partnership (“PSS LP”), and WorldMed Shared Services, Inc., a Florida corporation (“WorldMed”; PSS, Gulf South, PSS LP and WorldMed are referred to hereinafter each individually as a “Borrower” and collectively as “Borrowers”), PSS Holding, Inc., a Florida corporation (“PSS Holding”), PSS Service, Inc., a Florida corporation (“PSS Service”), Physician Sales & Service, Inc., a Florida corporation (“Physician Sales & Service”), ProClaim, Inc., a Tennessee corporation (“ProClaim”), Ancillary Management Solutions, Inc., a Tennessee corporation (“Ancillary”), and ThriftyMed, Inc., a Florida corporation (“ThriftyMed”; PSS Holding, PSS Service, Physician Sales & Service, Highpoint Healthcare, ProClaim, Ancillary and ThriftyMed are referred to hereinafter each individually as a “Guarantor” and collectively as “Guarantors”), the Lenders party to this Amendment (the “Lenders”), and Bank of America, N.A., as Agent for the Lenders (the “Agent”).

W I T N E S S E T H :

        WHEREAS, Borrowers, Guarantors, the Lenders and the Agent entered into that certain Amended and Restated Credit Agreement, dated as of May 20, 2003, pursuant to which the Lenders agreed to make certain loans to Borrowers (as amended, modified, supplemented and restated from time to time, the “Credit Agreement”); and

        WHEREAS, Borrowers, Guarantors, the Lenders and the Agent desire to enter into this Amendment for the purpose of amending the Credit Agreement in certain respects.

        NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.        All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Credit Agreement.

    2.        The Credit Agreement is hereby amended as follows:

(a) By adding the following new subsection (j) at the end of Section 1.2:

    (j)        Revolver Increase. So long as no Default or Event of Default has occurred and is continuing, the Borrowers may request that the Commitments be increased by up to $50,000,000 in the aggregate and, upon such request, the Borrowers may propose, and the Agent will use its commercially reasonable efforts to solicit, additional financial institutions to become Lenders for purposes of this Agreement or any existing Lender to increase its Commitment; provided, that (i) each Lender which is a party to this Agreement prior to such increase shall have the first option to participate in any such Commitment increase based on its Pro Rata Share of the amount of the increase in the Commitments (or any such greater amount in the event that one or more Lenders does not elect to fund its respective Pro Rata Share of the amount of the increase in the Commitments), thereby increasing its Commitment hereunder, but no Lender shall have the obligation to do so; (ii) in the event that it becomes necessary to include a new financial institution to fund all or any portion the amount of the increase in the Commitments, each such financial institution shall be an Eligible Assignee and reasonably acceptable to the Agent and the Borrowers, and each such financial institution shall become a Lender hereunder and agree to become party to, and shall assume and agree to be bound by, this Agreement, subject to all terms and conditions hereof; (iii) no Lender shall have an obligation to the Borrowers, the Agent or any other Lender to increase its Commitment or its Pro Rata Share of the Commitments, and (iv) in no event shall the addition of any Lender or Lenders or the increase in the Commitment of any Lender under this Section 1.2(j) increase the Commitments (A) in any single instance by less than $10,000,000 or (B) to an aggregate amount greater than $250,000,000. Upon the addition of any Lender, or the increase in the Commitment of any Lender, the Commitments set forth on Schedule 1.1 shall be amended by the Agent to reflect such addition or such increase. Any new financial institution added as a new Lender pursuant to this Section 1.2(j) shall be required to have a Commitment of not less than $5,000,000. In connection with any Commitment increase, the Borrowers shall pay (x) to any new Lender and any Lender increasing its Commitment, all closing fees as may be agreed to by the Borrowers and such Lenders, (y) to the Agent, for its own account, all of the Agent’s reasonable costs and expenses relating thereto, and (z) to the Agent, for its own account, such arrangement fees (at the applicable market rate at such time) as may be agreed to by the Borrowers and the Agent to the extent the Agent arranges any such Commitment increase. If any requested increase in the Commitments is agreed to in accordance with this Section 1.2(j), the Agent and the Borrowers shall determine the effective date of such increase (the “Increase Effective Date”). The Agent, with the consent and approval of the Borrowers, shall promptly confirm in writing to the Lenders the final allocation of such increase and the Increase Effective Date. Each new Lender, and each existing Lender that has increased its Commitment, shall purchase Revolving Loans and participations in outstanding Letters of Credit from each other Lender in an amount such that, after such purchase or purchases, the amount of outstanding Revolving Loans and outstanding Letters of Credit from each Lender shall equal such Lender’s Pro Rata Share of the Commitments, as modified to give effect to such increase, multiplied by the aggregate amount of outstanding Revolving Loans and Letters of Credit from all Lenders. As a condition precedent to the effectiveness of such increase, the Borrowers shall deliver to the Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrowers’ Agent, including a certification that, before and after giving effect to such increase, the representations and warranties contained in Article 6 hereof are true and correct in all material respects on and as of the Increase Effective Date (except to the extent any such representation or warranty is stated to relate solely to an earlier date) and no Default or Event of Default has occurred and is continuing. The Borrowers shall prepay any Revolving Loans which are LIBOR Loans and which are outstanding on the Increase Effective Date (and pay any and all costs and other required payments in connection with such prepayment pursuant to Section 4.4 hereof) to the extent necessary to keep the outstanding Revolving Loans and Letters of Credit ratable with any revised Pro Rata Shares of the Commitments arising from any non-ratable increase in the Commitments.

(b) By deleting the first sentence of Section 2.5 and replacing it with the following:

On the first day of each month, and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to one-quarter of one percent (0.25%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily amount of the Aggregate Revolver Outstandings during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date.

(c) By deleting Section 5.2(l) and replacing it with the following:

    (l)        No later than the 15th day of each month, an updated Borrowing Base Certificate as of the last Business Day of the immediately preceding month, together with all supporting information with respect thereto in accordance with Section 9 of the Security Agreement, provided, however, that at any time Availability is less than $40,000,000, the Borrowers shall be required to deliver each Borrowing Base Certificate no later than five Business Days after the date of the most recent Borrowing Base Certificate, together with all supporting information with respect thereto in accordance with Section 9 of the Security Agreement.

(d) By deleting the first sentence of Section 6.22 and replacing it with the following:

The proceeds of the Loans are to be used solely for working capital purposes, general corporate purposes and for expenditures for other lawful purposes of the Borrowers to the extent such expenditures are not prohibited by this Agreement or any applicable law.

(e) By deleting the reference to “four (4)” contained in Section 7.4(b) and replacing it with “three (3)".

(f) By adding the following new sentence at the end of Section 7.9:

Notwithstanding the foregoing, the Dollar limitations set forth in clauses (b), (g), (k), (m) and (n) of this Section 7.9 shall not apply to any Asset Disposition made under any such clauses if, immediately after the consummation of such Asset Disposition (including the removal from the Borrowing Base of any Eligible Accounts and Eligible Inventory subject to any such Asset Disposition), Excess Availability is equal to or greater than $50,000,000 and Availability is equal to or greater than $30,000,000, regardless of whether at any later date Excess Availability is less than $50,000,000 or Availability is less than $30,000,000.

(g) By deleting Section 7.10 and replacing it with the following:

7.10 Distributions; Capital Change; Restricted Investments. Neither any Obligor nor any Subsidiary shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except for Permitted Distributions, (b) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect, or (c) make any Restricted Investment.
(h) By deleting Section 7.13 and replacing it with the following:

Neither any Obligor nor any Subsidiary shall incur or maintain any Debt, other than, without duplication, the following (Debt permitted under this Section 7.13 is hereafter referred to as “Permitted Debt”):

(a) the Obligations;

(b) Debt described on Schedule 6.9;

    (c)        Capital Leases of Equipment and purchase money secured Debt incurred to purchase or refinance the purchase of Equipment, provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt and other Equipment the financing of which was provided by the same vendor, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $10,000,000 at any time;

    (d)        any Refinancing by an Obligor or any Subsidiary of Debt incurred in accordance with clause (b) above; provided that (i) the principal amount of such Refinanced Debt is not increased, (ii) the Liens, if any, securing such Refinanced Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refinanced, (iii) no Person that is not an obligor or guarantor of such Debt shall become an obligor or guarantor of such Refinanced Debt; and (iv) the terms of such refunding, renewal or extension are no less favorable to the Obligors, the Agent or the Lenders than the original Debt;

    (e)        intercompany Debt among the Borrowers and their Subsidiaries to the extent the Investment represented thereby is permitted under Section 7.10 and such Debt is subordinated to the repayment of the Obligations at least to the extent set forth in Section 13.5;

    (f)        Debt incurred in connection with a Permitted Acquisition, to the extent permitted under the definition of Permitted Acquisition that consists of (i) Debt existing prior to the consummation of the Permitted Acquisition (and not incurred in contemplation thereof) that is permitted to be assumed by the Obligors pursuant to clause (c) above, and (ii) Debt acceptable to the Agent that is incurred in favor of the seller in such Permitted Acquisition as a portion of the purchase price for such Permitted Acquisition, including all Debt under non-compete arrangements entered into in connection with such Permitted Acquisition that is acceptable to the Agent;

    (g)        Guaranties and other recourse obligations of any Borrower to any Person that provides financing (whether in the form of a loan or a lease transaction) to one or more customers of Borrowers in order to enable such customers to pay all or a portion of the purchase price for Inventory sold by one or more Borrowers to such customers in the ordinary course of business;

(h) Debt incurred pursuant to the Senior Convertible Notes and the Senior Convertible Notes Indenture; and

    (i)                      other Debt, that is not secured by any Lien, in an aggregate amount outstanding at any time not to exceed $5,000,000; provided, that, such $5,000,000 limit shall not apply to Debt incurred at any time that Excess Availability is equal to or greater than $50,000,000 and Availability is equal to or greater than $30,000,000, regardless of whether at any later date Excess Availability is less than $50,000,000 or Availability is less than $30,000,000.

(i) By deleting Section 7.14 and replacing it with the following:

    7.14        Prepayment. Neither any Obligor nor any Subsidiary shall voluntarily prepay any Debt, except: (a) the Obligations in accordance with the terms of this Agreement; (b) in connection with Refinancings permitted under Section 7.13(d); (c) intercompany Debt, provided no such intercompany Debt will be prepaid to any non-Obligor if an Event of Default exists; (d) non-cash conversions of all or part of the Debt outstanding under the Senior Convertible Notes into equity securities of PSS in accordance with the terms of the Senior Convertible Notes Indenture; (e) Permitted SCN Redemptions; and (f) any other prepayment of Debt made if (i) no Default or Event of Default exists before or after giving effect to any such prepayment and (ii) Excess Availability is equal to or greater than $50,000,000, and Availability is equal to or greater than $30,000,000, in each case immediately after giving effect to such prepayment (including any Revolving Loans made hereunder in connection therewith), regardless of whether at any later date Excess Availability is less than $50,000,000 or Availability is less than $30,000,000.

(j) By deleting Sections 7.22, 7.23 and 7.24 and replacing such Sections with the following:

7.22 Reserved.

    7.23        Fixed Charge Coverage Ratio. If at any time during the term of this Agreement Availability is less than $40,000,000, the Borrowers will demonstrate that the Fixed Charge Coverage Ratio as of the most recent fiscal month end for which Financial Statements have been (or were required to be) delivered hereunder was at least 1.1 to 1.

7.24 Reserved.

(k) By deleting the first sentence of Section 7.25 and replacing it with the following:

The proceeds of the Loans shall be used to finance ongoing working capital needs, for general corporate purposes, and for expenditures for other lawful purposes of the Borrowers to the extent such expenditures are not prohibited by this Agreement or any applicable law.

(l) By deleting clause (ix) of Section 11.1(a) and replacing it with the following:

(ix) increase the Maximum Revolver Amount (other than as set forth in Section 1.2(j)), the Maximum Inventory Loan Amount or the Letter of Credit Subfacility;

(m) By deleting the reference to “$750” contained in Section 14.7 and replacing it with “$850".

(n) By deleting the notice address for the Agent and Bank set forth in Section 14.8 (and on the signature page to the Credit Agreement) and replacing it with the following:

If to Agent or the Bank: with copies to:	Bank of America, N.A.
300 Galleria Parkway, Suite 800
Atlanta, Georgia 30339
Attn: Business Credit-Account Manager
Telecopy No.: (770) 859-2437

Parker, Hudson, Rainer & Dobbs LLP
285 Peachtree Center Avenue
1500 Marquis Two Tower
Atlanta, Georgia 30303
Attn: Michael Leveille, Esq.
Telecopy No.: (404) 522-8409

    (o)               By adding the following new definitions of “Average Availability”, “Eligible Customs Broker”, “Eligible In-Transit Inventory”,“Fixed Charge Coverage Ratio”, “Imported Inventory Agreement”,“In-Transit Inventory” and “Permitted Distributions”in alphabetical order in Annex A to the Credit Agreement:

“Average Availability” means, for any calendar month, the amount obtained by adding the Availability at the end of each day for such month and by dividing such sum by the number of days in such month.

“Eligible Customs Broker” means a customs broker that is a party to an Imported Inventory Agreement.

“Eligible In-Transit Inventory” means In-Transit Inventory of a Borrower which the Agent, in its reasonable commercial discretion, determines to be Eligible In-Transit Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, In-Transit Inventory shall not, unless the Required Lenders in their sole discretion elect, constitute Eligible In-Transit Inventory unless: (a) such In-Transit Inventory would be Eligible Inventory but for the fact that it is located outside the United States (or is in-transit within the United States after arriving from overseas and has not yet been delivered to a Borrower); (b) such In-Transit Inventory is the subject of a negotiable Document that reflects a Borrower (or, at the request of the Agent, that reflects the Agent) as the consignee; or (c) each of the following conditions is satisfied: (i) all of the original Documents evidencing such Inventory (which Documents shall be negotiable Documents and shall comply with all of the terms of the applicable Imported Inventory Agreement) are in the possession, in the United States, of the Agent, the Letter of Credit Issuer, or, subject to the Agent’s consent, an Eligible Customs Broker, (ii) no default shall exist under any agreement in effect between the vendor of such Inventory and any Borrower which would permit such vendor under any applicable law (including, without limitation, the UCC) to divert, reclaim or stop shipment of such Inventory, (iii) such Inventory is fully insured by marine cargo or other similar insurance with such insurance companies, in such amounts and subject to such deductibles as are satisfactory to the Agent and with respect to which the Agent has been named as loss payee, and (iv) an Imported Inventory Agreement with respect to such In-Transit Inventory has been executed by an Eligible Customs Broker and the Borrowers and accepted in writing by the Agent.

“Fixed Charge Coverage Ratio” means, as of any fiscal month end, the ratio of (a) EBITDA to (b) the sum of (i) Interest Expense (other than interest payable-in-kind to the extent not paid in cash), plus (ii) Capital Expenditures (excluding Capital Expenditures financed with Funded Debt other than the Revolving Loans), other than Capital Expenditures constituting a Permitted Acquisition, plus (iii) payments of principal on Funded Debt scheduled to be made or actually made during such period, other than prepayments of the Senior Convertible Notes pursuant to Section 7.14(f) and Permitted SCN Redemptions, plus (iv) all Distributions made during such period by PSS, other than Distributions constituting the redemption of capital stock of PSS pursuant to clause (d) of the definition of “Permitted Distributions” and Permitted Stock Redemptions, plus (v) all income taxes paid during such period in cash, in each case calculated on a consolidated basis for the Borrowers and their consolidated Subsidiaries for the twelve fiscal month period then ended.

“Imported Inventory Agreement” means an agreement duly executed by the Agent, the Borrowers and a customs broker, in form and content acceptable to the Agent, by which such customs broker agrees to act as the Agent’s bailee for the purpose of perfecting by possession the Agent’s security interest in original Documents that are from time to time in such custom broker’s possession, and to carry out the Agent’s instructions with respect to such original Documents and the Inventory of the Borrowers evidenced thereby.

“In-Transit Inventory” means Inventory that is in transit from a location outside the United States to a location of a Borrower in the United States.

“Permitted Distributions” means: (a) Distributions to any Obligor by its Subsidiaries; (b) repurchases of equity securities and equity rights, from former or departing officers, directors and employees not to exceed $1,000,000 in the aggregate in any Fiscal Year; (c) Permitted Stock Redemptions; and (d) any other Distribution made by PSS if (i) no Default or Event of Default exists before or after giving effect to any such Distribution and (ii) Excess Availability is equal to or greater than $50,000,000, and Availability is equal to or greater than $30,000,000, in each case immediately after giving effect to such Distribution (including any Revolving Loans made hereunder in connection therewith), regardless of whether at any later date Excess Availability is less than $50,000,000 or Availability is less than $30,000,000.

(p) By deleting the definition of “Applicable Margin” in Annex A to the Credit Agreement and replacing it with the following effective as of July 1, 2005:

“Applicable Margin” means: (i) with respect to Base Rate Loans and all other Obligations (other than LIBOR Loans and Letter of Credit Fees), (0.25%); and (ii) with respect to LIBOR Loans, 1.25%. The Applicable Margins shall be adjusted (up or down) prospectively on the first day of each calendar month based on Average Availability for the immediately preceding calendar month, as determined based on the following grid:

Average Availability	Base Rate Loans	LIBOR Loans
Less than $40,000,000	0.75%	2.25%
Greater than or equal to $40,000,000 but less than $80,000,000	0.50%	2.00%
Greater than or equal to $80,000,000 but less than $120,000,000	0.25%	1.75%
Greater than or equal to $120,000,000 but less than $160,000,000	0.00%	1.50%
Greater than or equal to $160,000,000	(0.25%)	1.25%

Average Availability shall be determined by the Agent based on its books and records; provided, that, in the event that the Agent requires the Borrowers to report collections from Accounts on a daily basis, Agent shall consult with the Borrowers in good faith in order to adjust Average Availability to reflect an estimate of new Eligible Accounts created since the date of the most recent Borrowing Base Certificate. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

    (q)               By deleting the definitions of “Borrowing Base”, “Letter of Credit Subfacility”, “Maximum Inventory Loan Amount”, “Maximum Revolver Amount”, “Permitted Acquisition”, “Permitted SCN Redemptions”, “Permitted Stock Redemptions” and “Stated Termination Date” in Annex A to the Credit Agreement and replacing them with the following:

“Borrowing Base” means, at any time, an amount equal to (a) the sum of (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (ii) the lesser of (A) the Maximum Inventory Loan Amount, (B) sixty-five percent (65%) of the net amount of Eligible Inventory, or (C) eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Inventory (which shall be determined between Appraisal dates by reference to the ratio of the Net Orderly Liquidation Value of Eligible Inventory as set forth in the most recent Appraisal to the book value of Eligible Inventory as of the effective date of such Appraisal); provided, that, the amount of availability included in the Borrowing Base with respect to (1) Inventory consisting of flu vaccines shall be $0 from January 1 through July 31 of each year and shall not at any other time exceed $30,000,000, and (2) Eligible In-Transit Inventory shall not at any time exceed $20,000,000; minus (b) the sum of (i) a Reserve in the amount of three (3) months (six (6) months in the case of the Borrowers’ headquarters location) of rental, storage and other charges with respect to leased and warehouse premises at which Inventory is located from time to time for which a landlord or similar waiver acceptable to the Agent has not been obtained, as such Reserve may be modified by the Agent from time to time in its reasonable credit judgment, plus (ii) the amount of such other Reserves from time to time established by the Agent in its reasonable credit judgment.

“Letter of Credit Subfacility” means $20,000,000.

“Maximum Inventory Loan Amount” means $120,000,000.

“Maximum Revolver Amount” means $200,000,000, subject to increase to up to $250,000,000 as set forth in Section 1.2(j).

“Permitted Acquisition” means the acquisition by an Obligor of all or a substantial portion of the assets or equity interests of another Person in the same or a similar line of business to that conducted by the Obligors (the “Target”) so long as: (a) the Obligors shall provide the Agent notice of the proposed Acquisition, and such pro forma and historical financial statements and other information and documents relating to the proposed Acquisition as the Agent may request, at least 15 days prior to the date of the consummation of the proposed Acquisition; (b) the purchase price for such acquisition does not exceed $10,000,000 individually or $75,000,000 in the aggregate for all such acquisitions (it being understood that (i) purchase price shall include all cash paid at closing, all Debt described in Section 7.13(f), and all other purchase price consideration (other than good faith “earn out” consideration not intended as a substitute for cash consideration to circumvent the limitations contained in this definition) in connection with such acquisition, and (ii) such $75,000,000 aggregate amount shall be calculated by adding the purchase price from all acquisitions consummated on or after June 30, 2005 through and including the Termination Date); provided, that, the limitations set forth in this clause (b) shall not apply to any such acquisition if immediately after giving effect to the consummation of such acquisition (including any Loans made hereunder to finance such acquisition), Excess Availability is equal to or greater than $50,000,000, and Availability is equal to or greater than $30,000,000, regardless of whether at any later date Excess Availability is less than $50,000,000 or Availability is less than $30,000,000, (c) no Default or Event of Default exists before or after giving effect to such acquisition; (d) immediately after giving effect to the consummation of such acquisition (including any Loans made hereunder to finance such acquisition), Availability is greater than $20,000,000; (e) after giving effect to the consummation of such Acquisition, the Borrowers are in compliance with the financial covenant(s) set forth in Section 7.23 on a pro forma basis (it being understood that this requirement shall apply whether or not such financial covenant would otherwise be effective in accordance with its terms); provided, that such financial covenants shall be measured as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, for the twelve fiscal month period then ended; (f) the Accounts Payable Turnover, calculated as of the date of such proposed Acquisition and as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, shall not in either case exceed 45 days; (g) such acquisition does not involve a “hostile” takeover or tender offer; (h) a Responsible Officer delivers to the Agent a certificate (i) demonstrating compliance with clauses (d), (e) and (f) above, and (ii) stating that no Default or Event of Default exists before or after giving effect to such acquisition; and (i) if the Target will become a Subsidiary of a Borrower in connection with such acquisition, the Borrowers and the Target shall cause the Target to become a Borrower (or, if the Agent requires, a Guarantor) hereunder and grant to the Agent, for the benefit of the Agent and the Lenders, a perfected, first-priority Lien on substantially all of the assets of the Target, all pursuant to documentation in form and substance acceptable to the Agent in its discretion. For purposes of clauses (b) and (d) above and for all other purposes under the Agreement, no assets of the Target shall be included in the calculation of the Borrowing Base or Excess Availability until the Agent has completed a field examination satisfactory to it with respect to the Target and its assets (it being understood that, notwithstanding the completion of a satisfactory field examination, the Agent shall have the right, in its reasonable commercial discretion, to establish lower advance rates and/or reserves against the Accounts and Inventory of the Target and/or to elect not to include any such Accounts or Inventory as Eligible Accounts or Eligible Inventory).

“Permitted SCN Redemptions” means cash redemptions or conversions of Senior Convertible Notes so long as: (a) the aggregate redemption or conversion price does not exceed $50,000,000, (b) no Default or Event of Default exists before or after giving effect to any such redemption or conversion, (c) after giving effect to the consummation of any such redemption or conversion (including any Loans made hereunder to finance such redemption or conversion), Availability is greater than $20,000,000; (d) after giving effect to the consummation of any such redemption or conversion, the Obligors are in compliance with the financial covenants set forth in Section 7.23 on a pro forma basis (it being understood that this requirement shall apply whether or not such financial covenant would otherwise be effective in accordance with its terms), provided, that such financial covenants shall be measured as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, for the twelve fiscal month period then ended; (e) the Accounts Payable Turnover, calculated as of the date of any such proposed redemption or conversion and as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, shall not in either case exceed 45 days; and (f) a Responsible Officer delivers to the Agent a certificate (i) demonstrating compliance with clauses (a), (c), (d), and (e) above, and (ii) stating that no Default or Event of Default exists before or after giving effect to any such redemption or conversion.

“Permitted Stock Redemptions” means redemptions of capital stock of PSS so long as: (a) the aggregate redemption price for such redemptions occurring on or after the Closing Date does not exceed $80,000,000, (b) no Default or Event of Default exists before or after giving effect to any such redemption, (c) after giving effect to the consummation of any such redemption (including any Loans made hereunder to finance such redemption), Availability is greater than $20,000,000; (d) after giving effect to the consummation of any such redemption, the Obligors are in compliance with the financial covenants set forth in Section 7.23 on a pro forma basis (it being understood that this requirement shall apply whether or not such financial covenant would otherwise be effective in accordance with its terms), provided, that such financial covenants shall be measured as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, for the twelve fiscal month period then ended; (e) the Accounts Payable Turnover, calculated as of the date of any such proposed redemption and as of the most recently ended fiscal month for which the Borrowers have delivered the financial statements required under Section 5.2(b) or (c), as the case may be, shall not in either case exceed 45 days; and (f) a Responsible Officer delivers to the Agent a certificate (i) demonstrating compliance with clauses (a), (c), (d), and (e) above, and (ii) stating that no Default or Event of Default exists before or after giving effect to any such redemption; provided, that, in the case of a series of redemptions over consecutive Business Days, unless otherwise required by the Agent, the Borrowers shall only be required to deliver the foregoing certificate as of the first date of such series of redemptions (such certificate to be delivered on the first date of such series of redemptions) and as of the last date of such series of redemptions (such certificate to be delivered within two Business Days after the last date of such series of redemptions).

“Stated Termination Date” means June 30, 2010.

(r) By deleting the definition of “EBITDA” in Annex A to the Credit Agreement and replacing such definition with the following:

“EBITDA” means, with respect to any fiscal period of the Obligors, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, Interest Expense, federal, state, local and foreign income taxes, depreciation and amortization.

(s) By deleting clauses (h) and (j) of the definition of “Eligible Inventory” in Annex A to the Credit Agreement and replacing such clauses with the following:

(h) that is located outside the United States of America (or that is in-transit from vendors or suppliers), other than Eligible In-Transit Inventory;

    (j)               that constitutes (i) pharmaceutical products with an expiration date that is less than one year after the date of the corresponding Borrowing Base Certificate or that have been held in inventory by a Borrower for more than 90 days, and (ii) other pharmaceutical goods, and other goods the sale of which is subject to or requires any license or permit from any Governmental Authority, which the Agent in its reasonable commercial discretion determines to be ineligible;

(t) By deleting the definition of “Leverage Ratio” in Annex A to the Credit Agreement.

(u) By deleting clauses (q) and (r) of the definition of “Restricted Investment” in Annex A to the Credit Agreement and replacing such clauses with the following clauses (q), (r) and (s):

(q) Investments consisting of Guarantees otherwise permitted under Section 7.12;

(r) Investments consisting of consideration received in Asset Dispositions permitted under Section 7.9; and

    (s)               any other Investment made by an Obligor if (i) no Default or Event of Default exists before or after giving effect to any such Investment and (ii) Excess Availability is equal to or greater than $50,000,000, and Availability is equal to or greater than $30,000,000, in each case immediately after giving effect to such Investment (including any Revolving Loans made hereunder in connection therewith), regardless of whether at any later date Excess Availability is less than $50,000,000 or Availability is less than $30,000,000.

    3.        In consideration of the accommodations set forth herein, the Borrowers agree to pay to each Lender a closing fee on the effective date hereof in an amount equal to one-eighth of one percent (0.125%) of each such Lender’s Pro Rata Share of the Commitments.

    4.        The effectiveness of this Amendment is expressly conditioned upon the following:

(a) the due execution and delivery of this Amendment by each of the parties hereto;

(b) the delivery to the Agent of such officer’s certificates and legal opinions as the Agent may require in connection with this Amendment;

    (c)               the Borrowers shall have delivered an updated Borrowing Base Certificate to the Agent and the Lenders, calculated as of May 31, 2005 based on the revised definition of “Borrowing Base” set forth in this Amendment, which Borrowing Base Certificate shall reflect that Availability is equal to or greater than $160,000,000 on the effective date hereof; and

    (d)               the delivery to the Agent of such affidavits and other items as the Agent may require evidencing that this Amendment has been executed and delivered by Borrowers and Guarantors outside of the State of Florida.

    5.        The parties hereto acknowledge that Banc of America Securities LLC (“BAS”) has acted as sole lead arranger and book manager in connection with the transactions contemplated by this Amendment, but that BAS shall not have any further responsibilities under the Credit Agreement or any of the other Loan Documents.

    6.        To induce the Agent and the Lenders to enter into this Amendment, Borrowers and Guarantors hereby represent and warrant that, as of the date hereof, there exists no Default or Event of Default under the Credit Agreement.

    7.        Borrowers and Guarantors hereby restate, ratify, and reaffirm each and every term, condition, representation and warranty heretofore made by each of them under or in connection with the execution and delivery of the Credit Agreement, as modified hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment, except to the extent that any such representation or warranty relates solely to a prior date.

    8.        Except as expressly set forth herein, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrowers and Guarantors to the Agent and the Lenders.

    9.        Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Agent.

    10.        Borrowers and Guarantors agree to take such further action as the Agent shall reasonably request in connection herewith to evidence the agreements herein contained.

    11.        This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

    12.        This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns, and legal representatives and heirs, of the parties hereto.

    13.        This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

        IN WITNESS WHEREOF, Borrowers, Guarantors, the Agent and the Lenders have caused this Sixth Amendment to be duly executed as of the date first above written.

BORROWERS: GUARANTORS: LENDERS: AGENT:	PSS WORLD MEDICAL, INC.

  By: /s/ David D. Klarner
  Name: David D. Klarner
  Title: Vice President

  GULF SOUTH MEDICAL SUPPLY, INC.

  By:/s/ David D. Klarner
  Name: David D. Klarner
  Title: Vice President

  PHYSICIAN SALES & SERVICE
  LIMITED PARTNERSHIP

  By: PSS World Medical, Inc.,
           Its general partner

           By:/s/ David D. Klarner
               Name: David D. Klarner
               Title: Vice President

  WORLDMED SHARED SERVICES, INC.

  By:/s/ David D. Klarner
  Name: David D. Klarner
  Title: Vice President

  PSS HOLDING, INC.

  By:/s/ David D. Klarner
  Name: David D. Klarner
  Title: Vice President

  PSS SERVICE, INC.

  By:/s/ David D. Klarner
  Name: David D. Klarner
  Title: Vice President

  PHYSICIAN SALES & SERVICE, INC.

  By:/s/ David D. Klarner
  Name: David D. Klarner
  Title: Vice President

  PROCLAIM, INC.

  By:/s/ David D. Klarner
  Name: David D. Klarner
  Title: Vice President

  ANCILLARY MANAGEMENT
  SOLUTIONS, INC.

  By:/s/ David D. Klarner
  Name: David D. Klarner
  Title: Vice President

  THRIFTYMED, INC.

  By:/s/ David D. Klarner
  Name: David D. Klarner
  Title: Vice President

  BANK OF AMERICA, N.A.

  By:/s/ Mark Herdman
  Name: Mark Herdman
  Title: Vice President

  GENERAL ELECTRIC CAPITAL CORPORATION

  By:/s/ Barry Gray
  Name: Barry Gray
  Title: Authorized Signatory

  WACHOVIA BANK, NATIONAL ASSOCIATION

  By:/s/ Brian R. O'Fallon
  Name: Brian R. O'Fallon
  Title: Director

  THE CIT GROUP/BUSINESS CREDIT, INC.

  By:/s/ Vincent Belcastro
  Name: Vincent Belcastro
  Title: Vice President

  BANK OF AMERICA, N.A.

  By:/s/ Mark Herdman
  Name: Mark Herdman
  Title: Vice President